UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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International Bond Enhancement – Investment Objective Change New Funds Task Force Overview (June 27, 2014)

Summary

American Century Investments is seeking to enhance International Bond’s long-term risk-adjusted return potential by changing the Fund’s investment objective. The fund’s investment objective has a ‘high quality’ credit quality constraint that limits fund holdings to securities rated in the two highest quality tiers, AAA and AA. American Century Investments recommends removing the ‘high quality’ requirement to enhance the fund’s risk-adjusted return potential through additional country, currency, and sector exposure and will ask shareholders to approve the change.

Additionally, American Century Investments will proxy shareholders to change the investment objective to non-fundamental from fundamental.

American Century Investments will proxy International Bond shareholders to seek their approval. Approximately July 11, 2014, proxy materials will be distributed to all Fund shareholders of record as of June 30, 2014. Proxy services will be managed by D.F. King, a third party proxy solicitation firm.

A shareholder meeting is scheduled for September 15, 2014. Should the proxy pass as anticipated, the tentative effective date for the new investment objective is November 1, 2014.

FAQs

What is the Fund’s investment objective?

‘The fund seeks high total return by investing in high-quality, non-dollar-denominated government and corporate debt securities outside the United States.’

Why does the ‘high-quality’ component create an issue for the fund?

The ‘high-quality’ constraint in the fund’s investment objective limits fund holdings to securities rated in the two highest quality tiers, AAA and AA. Over the last several years, 2008, some high quality countries exhibited performance profiles more akin to lower quality credit securities, including less liquidity, higher volatility, and higher yields. Many of these countries lost their high quality status as they were downgraded by third party rating agencies. Italy, Spain, Ireland and Portugal are examples of this, with Japan currently at risk of falling below an AA rating.

This reduction in the number of high quality countries constrains the fund’s investment opportunities under its current objective. In addition, the remaining high quality countries are highly correlated and offer limited diversification opportunity. Japan’s elimination from the universe would further limit investable countries and make the strategy even more Euro-centric.

What is the difference between a fundamental and non-fundamental investment objective?

International Bond’s current investment objective is fundamental, which means that a shareholder vote is required in order to change it.

While American Century Investments does not anticipate needing to change the fund’s investment objective again, it believes that securing the flexibility to avoid another costly and time-consuming proxy is advisable. As a result, American Century Investments is proposing to change the fund’s investment objective to non-fundamental.

A fund’s investment objective is not required to be fundamental and the trend in the industry is to designate investment objectives as “non-fundamental,” thus allowing them to be changed with Board approval and at least 60 days’ notice to fund shareholders.

FOR INTERNAL USE ONLY/NOT FOR USE OUTSIDE THE COMPANY	Prepared by Mark Fujii (MTF), Extension 69889

Will the fund’s investment strategy change in as a result of updating the investment objective?

Yes. Several aspects of International Bond’s investment strategy would change in connection with the proposed redesign. A summary is detailed in the table below:

	Existing ACI International Bond	Redesigned Product
Investment Objective	The fund seeks high total return by investing in high-quality, non-dollar-denominated government and corporate debt securities outside the US	The fund seeks total return. (Remove high quality constraint.)
Index	Barclay’s Capital Global Treasury, excluding U.S. Index	Barclays Capital Global Aggregate, excluding U.S. Index
Investment Strategy	80% minimum in non-dollar-denominated foreign government and foreign corporate debt securities	No change
Management Fee	0.79% (Investor Class)	No change

Can you provide an idea of what the fund’s portfolio composition may look like?

The charts below provide context to what sector, credit quality, country and currency exposure would potentially look like based on ACIM Fixed Income’s Global Macro Strategy View (as of May 31, 2014).

FOR INTERNAL USE ONLY/NOT FOR USE OUTSIDE THE COMPANY	Prepared by Mark Fujii (MTF), Extension 69889

Will the investment team change?

American Century Investments will strengthen the team’s investment capabilities by adding two portfolio managers, Margé Karner and Brian Howell, to the International Bond investment team. With the additions, the five member investment team will include the following:

John A. Lovito, Senior Vice President and Senior Portfolio Manager, has served on teams managing fixed-income investments since joining the Advisor in 2009.

Edward Boyle, Vice President and Portfolio Manager, has served on teams managing fixed-income investments since joining the Advisor in 2013.

Simon Chester, Vice President and Portfolio Manager, has served on teams managing fixed-income investments since joining the Advisor in 2010.

Margé Karner, Vice President and Senior Portfolio Manager, joined the Advisor in 2014. Previously, she spent nine months at International Finance Corporation as a principal investment officer and five years at HSBC Global Asset Management as a senior portfolio manager in global emerging markets debt. She has a bachelor’s degree in international relations and economics from Wheaton College and a master’s degree in international economics and eastern European studies from The John Hopkins School of Advanced International Studies.

Brian Howell, Vice President and Senior Portfolio Manager, (Global Macro Strategy Team Member) has served on teams managing fixed-income investments since joining the Advisor in 1987.

How will shareholders be notified?

On or about July 11, 2014, American Century Investments will send proxy materials to International Bond shareholders of record as of June 30, 2014. Shareholders may also receive the proxy materials via email if they have elected that option on their account. Direct-at-Fund (a shareholder who invests via American Century Investments’ intermediary channel and do not have a broker of record) shareholders will also receive a voting instruction card in their packet. Proxy services will be managed by D.F. King, a third party proxy solicitation firm.

How will shareholders be able to vote?

Shareholders can cast their votes online, by phone or mail. DF King is our proxy solicitor and will be tabulating the votes.

If ACI receives a call about the proxy what can they say?

Our representatives can discuss the proxy issues and encourage them to vote. If they would like to vote, they can "warm transfer" the shareholder to DF King to record their vote.

Will there be any other communication to shareholders?

American Century Investments will create an email notification to Intermediary home offices that will be sent the week of July 2.

What happens if we are not getting a favorable vote closer to the shareholder meeting date?

DF King can do a reminder mailing. If needed, this would be late July. Additionally, DF King can do an outbound calling campaign. If needed, this would take place in August. ACI could also have their internal sales team make calls.

American Century Investments can also adjourn the shareholder meeting in order to obtain more votes. The shareholder meeting is set for September 15.

Who can I contact for more information?

For proxy information, please call Cheryl Henson (extension 47168). For International Bond questions, please contact Rich Taylor (extension 69728), Colleen Ambrose (extension 69652) and Mark Fujii (extension 69889) with your additional questions.

FOR INTERNAL USE ONLY/NOT FOR USE OUTSIDE THE COMPANY	Prepared by Mark Fujii (MTF), Extension 69889